SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – August 6, 2014

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

As previously announced, in July 2014, following the closing of the sale of its Friction Materials business, Honeywell International Inc. (the “Company”) realigned its Transportation Systems business segment with its Aerospace business segment. Accordingly, effective with the quarter ending September 30, 2014, the Company will report its financial performance based on the inclusion of Transportation Systems in Aerospace. This realignment has no impact on the Company’s historical consolidated financial position, results of operations or cash flows. To provide historical information on a basis consistent with its new reporting structure, the Company has recast certain historical segment information to conform to the new reporting structure.

Attached as Exhibit 99 is a schedule containing segment information for the three months ended March 31, 2014, 2013 and 2012, three and six months ended June 30, 2014, 2013 and 2012, three and nine months ended September 30, 2013 and 2012, and years ended December 31, 2013 and 2012.

The recast financial information contained in Exhibit 99 does not represent a restatement of previously issued financial statements. The information in this item 2.02, including Exhibit 99, should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s quarterly reports on Form 10-Q for the three months ended March 31, 2014 and 2013, June 30, 2014 and 2013 and September 30, 2013.

The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit 99 Honeywell International Inc. – Supplemental unaudited historical business segment information based on realignment of business segments effective with the quarter ending September 30, 2014 (furnished pursuant to Item 2.02 hereof)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel